                                    EXHIBIT C




                             SECTION 321(b) CONSENT


         Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                         WILMINGTON TRUST COMPANY


Dated: March 5, 2001                     By: /s/ Donald G. MacKelcan
                                            ------------------------------------
                                         Name: Donald G. MacKelcan
                                         Title: Vice President


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